UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
January 16, 2009
CENTRA FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

West Virginia	000-49699	55-0770610

(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)
Registrant’s telephone number, including area code: (304) 598-2009
990 Elmer Prince Drive
P.O. Box 656
Morgantown, West Virginia 26507-0656
(Address of principal executive offices, zip code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement
     On January 16, 2009, Centra Financial Holdings, Inc. (the “Company”) entered into a Letter Agreement (the “Purchase Agreement”) with the United States Department of the Treasury (“Treasury”), pursuant to which the Company issued and sold (i) 15,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock – Series A (the “Series A Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 750.75075 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock – Series B, par value $1.00 per share and liquidation value $1,000 per share (the “Series B Preferred Stock”), for an aggregate purchase price of $15,000,000 in cash. The Warrant was immediately exercised, and the Company issued 751 shares of Series B Preferred Stock. The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.
     The Series A Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter. The Series A Preferred Stock may be redeemed by the Company after three years. Prior to the end of three years, the Series A Preferred Stock may be redeemed by the Company only with proceeds from the sale of qualifying equity securities of the Company (a “Qualified Equity Offering”). The restrictions on redemption are set forth in the Certificate of Designations described in Item 5.03 below.
     The Warrant had a 10-year term and is immediately exercisable upon its issuance, with an exercise price, equal to $1.00 per share of the Common Stock. The Warrant is attached as Exhibit 4.2 hereto and is incorporated herein by reference. The Series B Preferred Stock pays cumulative dividends at the rate of 9% per annum.
     The Series A Preferred Stock, the Warrant and the Series B Preferred Stock were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Upon the request of Treasury at any time, the Company has agreed to promptly enter into a deposit arrangement pursuant to which the Series A Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Series A Preferred Stock, may be issued. The Company has agreed to register the Series A Preferred Stock, the Warrant, the shares of Series B Preferred Stock underlying the Warrant (the “Warrant Shares”) and Depositary Shares, if any, as soon as practicable after the date of the issuance of the Series A Preferred Stock, the Warrant and the Warrant Shares. Neither the Series A Preferred Stock nor the Warrant Shares will be subject to any contractual restrictions on transfer.
     In the Purchase Agreement, the Company agreed that, until such time as Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (the “EESA”) as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the date of issuance of the Series A Preferred Stock and the Warrant, and has agreed to not adopt any benefit plans with respect to, or which covers, its senior executive officers that do not comply with the EESA, and the applicable executives have consented to the foregoing.
Item 3.02. Unregistered Sales of Equity Securities
     The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.
Item 3.03. Material Modification to Rights of Securityholders
     Upon issuance of the Series A Preferred Stock on January 16, 2009, the ability of the Company to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration, shares of its Junior Stock (as defined below) and Parity Stock (as defined below) become subject to restrictions, including the Company’s restriction against increasing dividends from the last quarterly cash dividend per share of $0.05 declared on the Common Stock prior to January 16, 2009. The redemption, purchase or other acquisition of trust preferred securities of the Company or its affiliates also will be restricted. These restrictions will terminate on the earlier of

(a) the third anniversary of the date of issuance of the Series A Preferred Stock and (b) the date on which the Series A Preferred Stock has been redeemed in whole or Treasury has transferred all of the Series A Preferred Stock to third parties. The restrictions described in this paragraph are set forth in the Purchase Agreement.
     In addition, pursuant to the Certificate of Designations, the ability of the Company to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Junior Stock and Parity Stock will be subject to restrictions in the event that the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Series A Preferred Stock, and the Series B Preferred Stock. These restrictions are set forth in the Certificates of Designations described in Item 5.03.
     “Junior Stock” means the Common Stock and any other class or series of stock of the Company, the terms of which expressly provide that it ranks junior to the Series A Preferred Stock as to dividend rights and/or rights of liquidation, dissolution or winding up of the Company. “Parity Stock” means any class or series of stock of the Company, the terms of which do not expressly provide that such class or series will rank senior or junior to the Series A Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     The information concerning executive compensation set forth under “Item 1.01 Entry into a Material Definitive Agreement” incorporated by reference into this Item 5.02.
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On January 15, 2009, the Company filed two Certificates of Designations (the “Certificates of Designations”) with the West Virginia Secretary of State for the purpose of amending its Certificate of Incorporation to fix the designations, preferences, limitations and relative rights of the Series A Preferred Stock and the Series B Preferred Stock. The Series A Preferred Stock and the Series B Preferred Stock have a liquidation preference of $1,000 per share. The Certificates of Designations are attached hereto as Exhibits 3.1 and 3.2 and are incorporated by reference herein.
Item 8.01 Other Events
     The Company issued a press release dated January 23, 2009, to announce the issuance of the Series A Preferred Stock and the Series B Preferred Stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01. Exhibits
(d) Exhibits.
     The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

3.1	Certificate of Designations for the Series A Preferred Stock

3.2	Certificate of Designations for the Series B Preferred Stock

4.1	Form of Certificate for the Series A Preferred Stock

4.2	Warrant for Purchase of Shares of Series B Preferred Stock

4.3	Form of Certificate for the Series B Preferred Stock

Exhibit No.	Description of Exhibit

10.1	Letter Agreement, dated January 16, 2009, between the Company and Untied States Department of the Treasury, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant

99.1	Press Release issued by Centra Financial Holdings, Inc. on January 23, 2009

Signatures
           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2009	Centra Financial Holdings, Inc.

	By	/s/ Douglas J. Leech President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

3.1	Certificate of Designations for the Series A Preferred Stock

3.2	Certificate of Designations for the Series B Preferred Stock

4.1	Form of Certificate for the Series A Preferred Stock

4.2	Warrant for Purchase of Shares of Series B Preferred Stock

4.3	Form of Certificate for the Series B Preferred Stock

10.1	Letter Agreement, dated January 16, 2009, between the Company and Untied States Department of the Treasury, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant

99.1	Press Release issued by Centra Financial Holdings, Inc. on January 23, 2009